UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)                 February 13, 2012

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, Douglas J. Glenn was named President and Chief Executive Officer of Hampton Roads Bankshares, Inc. (the “Company”) and of its wholly owned subsidiary, The Bank of Hampton Roads (the “Bank”). Mr. Glenn has been serving as interim President and Chief Executive Officer of the Company since August 2011.

Mr. Glenn, 45, has been a director of the Company since 2006. He was appointed Executive Vice President and General Counsel of the Company and the Bank in 2007. He added the responsibilities of Chief Operating Officer of the Company in February 2009 and became interim President and Chief Executive Officer in August 2011. He stepped down as General Counsel in January 2012. Prior to joining the Company, Mr. Glenn practiced law at Pender & Coward, P.C. in Virginia Beach, Virginia.

In connection with this appointment, Mr. Glenn entered into an Amended and Restated Employment Agreement with the Company and the Bank on February 13, 2012 (the “Restated Agreement”).  The Restated Agreement provides that Mr. Glenn’s employment with the Company and the Bank is at-will and that he is entitled to 90 days prior notice of termination of his employment.  Mr. Glenn will receive an initial base salary of $550,000 will be eligible for annual salary increases at the discretion of the boards of directors of the Company and the Bank.  Under the Restated Agreement Mr. Glenn is also entitled to participate in the Company’s employee and director benefit plans and programs for which he is or will be eligible and certain fringe benefits.  Mr. Glenn will not be entitled to any change of control or severance benefits.

The Restated Agreement provides that Mr. Glenn will receive annual restricted stock grants equal to 50% of his average base salary in the year of the grant. The restricted stock will vest on the later of (i) two years from the date of the grant, (ii) the date the Company is no longer subject to the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic and Stabilization Act of 2008, as amended (“EESA”) or (iii) the date the Company is no longer subject to the Written Agreement by and among the Company, The Bank of Hampton Roads, the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions.  Any shares of restricted stock that vest shall not be transferable except as permitted by EESA and the regulations thereunder.

The Restated Agreement also provides that Mr. Glenn’s existing Supplemental Retirement Agreement with the Bank (the “SERP”) is amended to state that the maximum aggregate amount he shall be entitled to receive under the SERP is the lesser of $600,000 or the amount he is otherwise entitled to under the SERP.

The Restated Agreement indemnifies Mr. Glenn to the fullest extent of applicable law for any matter relating to his affiliation with the Company or the Bank, unless Mr. Glenn is terminated for cause, as such term is defined in the Restated Agreement, and the relevant claim arises out of the matter for which he was terminated.

The full text of the Restated Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Amended and Restated Employment Agreement of Douglas J. Glenn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: February 17, 2012	By:	/s/ Stephen P. Theobald
Stephen P. Theobald
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 10.1	Amended and Restated Employment Agreement of Douglas J. Glenn.